As filed with the Securities and Exchange Commission on May 20, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

Provention Bio, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	81-5245912 (I.R.S. Employer Identification No.)

55 Broad Street, 2nd Floor

Red Bank, New Jersey 07701

(Address of Principal Executive Offices) (Zip Code)

Provention Bio, Inc. 2020 Inducement Plan, as amended

(Full title of the plan)

Ashleigh Palmer

Chief Executive Officer

Provention Bio, Inc.

55 Broad Street, 2nd Floor

Red Bank, New Jersey 07701

(908) 336-0360

(Name, address and telephone number, including area code, of agent for service)

with copies to:

Thomas J. Danielski

Ropes & Gray LLP

800 Boylston Street

Boston, Massachusetts 02199

(617) 951-7000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement is being filed to register an additional 2,500,000 shares of the registrant’s common stock, par value $0.0001 per share, under the Provention Bio, Inc. 2020 Inducement Plan, as amended. Pursuant to General Instruction E to Form S-8, the registrant incorporates by reference, except to the extent supplemented, amended or superseded by the information set forth herein, into this Registration Statement the entire contents of its Registration Statement on Form S-8 (File No. 333-249869) filed with the Securities and Exchange Commission on November 5, 2020.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits

Exhibit Number	Description
3.1	Second Amended and Restated Certificate of Incorporation of Provention Bio, Inc. (incorporated by reference to Exhibit 3.1 to the registrant’s Form 8-K filed with the Securities and Exchange Commission on July 19, 2018)
3.2

Certificate of Amendment to the Second Amended and Restated Certificate of Incorporation of Provention Bio, Inc. (incorporated by reference to Exhibit 3.1 to the registrant’s Form 8-K filed with the SEC on May 14, 2021)

3.3	Amended and Restated Bylaws of Provention Bio, Inc. (incorporated by reference to Exhibit 3.1 to the registrant’s Form 8-K filed with the Securities and Exchange Commission on May 20, 2020)
4.1	Provention Bio, Inc. 2020 Inducement Plan, as amended (incorporated by reference to Exhibit 10.1 to the registrant’s Form 8-K filed with the Securities and Exchange Commission on May 20, 2022)
5.1	Opinion of Ropes & Gray LLP
23.1	Consent of EisnerAmper LLP
23.2	Consent of Ropes & Gray LLP (included in Exhibit 5.1)
24.1	Power of Attorney (included on the signature page of this Registration Statement under the caption “Power of Attorney”)
107	Filing Fee Table

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Red Bank, State of New Jersey, on May 20, 2022.

Provention Bio, Inc.

By:	/s/ Ashleigh Palmer
Ashleigh Palmer
Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Ashleigh Palmer, Thierry Chauche and Heidy King-Jones, and each of them acting individually, his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

* * * *

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Ashleigh Palmer	Chief Executive Officer and Director (Principal Executive Officer)	May 20, 2022
Ashleigh Palmer

/s/ Thierry Chauche	Chief Financial Officer (Principal Financial and Accounting Officer)	May 20, 2022
Thierry Chauche

/s/ Jeffrey Bluestone, PhD	Director	May 20, 2022
Jeffrey Bluestone, PhD

/s/ Avery Catlin	Director	May 20, 2022
Avery Catlin

/s/ Sean Doherty	Director	May 20, 2022
Sean Doherty

/s/ John Jenkins, MD	Director	May 20, 2022
John Jenkins, MD

/s/ Wayne Pisano	Director	May 20, 2022
Wayne Pisano

/s/ Nancy Wysenski	Director	May 20, 2022
Nancy Wysenski